UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 3, 2018 (June 29, 2018)

IMMERSION CORPORATION

(Exact name of Registrant as specified in its charter)

Delaware	001-38334	94-3180138
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

50 Rio Robles, San Jose, CA	95134
(Address of principal executive offices)	(Zip Code)

(Registrant’s telephone number, including area code) (408) 467-1900

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07. Submissions of Matters to a Vote of Security Holders.

On June 29, 2018, Immersion Corporation, a Delaware corporation (“Immersion”), held its 2018 Annual Meeting of Stockholders. Proxies for the 2018 Annual Meeting were solicited pursuant to Regulation 14A of the Securities Exchange Act of 1934, as amended. The following proposals were adopted as follows:

1.	The election of one (1) Class I director, Kenneth Traub, to serve for a term of one year and until his successor is elected and qualified, or until his earlier death, resignation or removal:

Nominees	Shares For	Shares Withheld	Broker Non-Votes
Kenneth Traub	18,532,150	443,006	7,400,541

2.	Ratification of the Appointment of Deloitte & Touche LLP as Immersion’s independent registered public accounting firm for the fiscal year ending December 31, 2018:

Shares For	Shares Against	Shares Abstaining	Broker Non-Votes
26,068,753	130,411	176,533	0

3.	Advisory vote in favor of the compensation of our named executive officers:

Shares For	Shares Against	Shares Abstaining	Broker Non-Votes
13,020,775	5,518,588	435,793	7,400,541

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, Immersion has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IMMERSION CORPORATION

Date: July 3, 2018	By:	/s/ NANCY ERBA
Name: Nancy Erba
Title: Chief Financial Officer